THIRD AMENDMENT TO
PROMISSORY NOTE

This **THIRD AMENDMENT TO THE PROMISSORY NOTE** (this "Amendment"), is dated as of February 6, 2025, by and between **THE CRYPTO COMPANY**, a Nevada corporation, with headquarters located at 23823 Malibu Road, Suite 50477, Malibu, California 90265 (the "Borrower"), and **AJB CAPITAL INVESTMENTS LLC**, a Delaware limited liability company, with its address at 4700 Sheridan Street, Suite J, Hollywood, FL 33021 (the "Holder").

WHEREAS:

A. The Borrower has previously issued a 12% Promissory Note to the Holder in the amended principal amount of $157,556, dated as of August 28, 2024 (as thereafter may have been amended from time to time the "Existing Note").

B. Section 4.3 of the Existing Note provides that the Existing Note may be amended only if such amendment is in writing and signed by the Borrower and the Holder.

C. The repayment of the amounts owed by Borrower under the Existing Note is secured by a Security Agreement dated August 28, 2024 (the "Security Agreement").

D. The Borrower and the Holder have agreed to amend the Existing Note to increase the Principal amount thereunder, but only to the extent, in accordance with the terms, subject to the conditions, and in reliance upon the representations and warranties set forth in this Amendment. The Existing Note, together with this Amendment shall collectively be referred to as the "Note."

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, the Borrower and the Holder hereby agree as follows:

1. Defined Terms. All capitalized terms used in this Amendment and not otherwise defined shall have the meanings given to such terms in the Existing Note.

2. Additional Principal; Amendments.

a. Additional Principal. Holder hereby agrees to loan to Borrower an additional $65,334 (the "Additional Principal"), thereby increasing the face amount of the Note to $222,890; provided, however, that (i) the Additional Principal carries an original issue discount of $6,534 to cover the Holder's monitoring costs associated with the Existing Note and the Additional Principal and (ii) $3,500 shall be withheld from the Additional Principal in order to cover the Holder's due diligence and legal costs in connection with this Amendment, with each such amount being included in the Additional Principal balance but not being disbursed to Borrower, resulting in an amount disbursed to or on behalf of the Borrower in connection with this Amendment of $55,300.

b. Amendments. Any reference made in the Existing Note or in any Transaction Document to the "Principal" is hereby deemed to mean "the sum of US$222,890.00."

3. Limitation of AmendmentThe amendments set forth in Section 2 are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) be a consent to any additional amendment, waiver or modification of any other term or condition of the Existing Note or any other Transaction Document, or (ii) otherwise prejudice any right or remedy which Holder may now have or may have in the future under or in connection with the Note or any other Transaction Document, including with respect to any Events of Default existing on the date hereof. This Amendment shall be construed in connection with and as part of the Note. All terms, conditions, representations, warranties, covenants and agreements set forth in the Existing Note and the other Transaction Documents, except as explicitly amended by this Amendment, are hereby ratified and confirmed and shall remain in full force and effect. 4. Note Secured by Security Agreement. The Borrower and the Holder affirm and agree that the Note, as amended by this Amendment, is secured by the Security Agreement.

5. Miscellaneous.

a. Integration. This Note (as amended) together with the Transaction Documents, represent the entire agreement and understandings of the parties about this subject matter and supersede prior or contemporaneous negotiations or agreements. For purposes of clarity, nothing in this Amendment shall modify the terms of any Transaction Document except as expressly provided herein. This Note (as amended) shall constitute one of the Transaction Documents and the governing law, jury waiver and judicial reference provisions of the Transaction Documents are incorporated herein by this reference and shall apply to this Amendment as though set for the in full.

b. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

c. No Novation. Borrower agrees that this Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction of the Existing Note or any indebtedness evidenced thereby.

[signature page follows]

.

IN WITNESS WHEREOF, the undersigned Borrower and the Holder have caused this Amendment to be duly executed as of the date first above written.

THE CRYPTO COMPANY

By: */s/ Ron Levy*
Name: Ron Levy
Title: Chief Executive Officer

AJB CAPITAL INVESTMENTS LLC

By: AJB Capital Managers LLC, its manager

By: */s/ Ari Blaine*
Name: Ari Blaine
Title: Manager